UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2007 (January 11, 2007)

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Philadelphia, PA 19103-7583

(Address of principal executive offices) (Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

On January 11, 2007, Sunoco, Inc. (the “Company”) announced that the total aggregate funding commitment from the lending banks under the company’s competitive advance and revolving credit facility agreement (the “Credit Agreement”) had been increased by an additional $400 million to a total of $1.3 billion. JPMorgan Chase Bank, N.A. is the Administrative Agent and Bank of America, N.A. is the Syndication Agent for the Credit Agreement.

A copy of the news release announcing the increase is being filed herewith as Exhibit 99.1.

The foregoing brief description of the change in the Company’s Credit Agreement is qualified in its entirety by reference to the Accession Agreement, dated as of January 11, 2007, by and among the Company, those financial institutions executing such agreement as Increasing Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Accession Agreement”). A copy of the Accession Agreement will be filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. A copy of the Credit Agreement was filed with the SEC as Exhibit 10.1 to Sunoco’s quarterly report on Form 10-Q, for the second quarter of 2006, filed August 3, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 11, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.

	By:	/s/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller

January 16, 2007

3